Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. APPOINTS

RICHARD BECKWITT TO ITS BOARD OF DIRECTORS

DALLAS, TX (September 23, 2014) – Eagle Materials Inc. (NYSE: EXP) today announced that it has appointed Richard Beckwitt to its Board of Directors. Mr. Beckwitt is President of Lennar Corporation (NYSE: LEN), where he has worked for eight years. Prior to his work with Lennar, Mr. Beckwitt held various executive officer positions at D.R. Horton, including President.

“Rick brings a wealth of experience in the homebuilding business to the Eagle Board along with superb operational and financial talents,” said Eagle’s Chairman Larry Hirsch. “We are confident that Rick will provide valuable input as Eagle continues on its dynamic growth path.”

Early in his career, Mr. Beckwitt worked in the Mergers and Acquisitions and Corporate Finance Departments at Lehman Brothers.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates and Oil and Gas Proppants from 40 facilities across the U.S. Eagle is headquartered in Dallas, Texas.

For additional information, contact at 214/432-2000.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications